HomeStreet Reports Third Quarter 2021 Results

Fully diluted EPS $1.31	ROE: 14.8% ROTCE: 15.6%	ROAA: 1.48%
SEATTLE – October 25, 2021 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq:HMST) (including its consolidated subsidiaries, the "Company" or "HomeStreet"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended September 30, 2021. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
"Our results for the third quarter reflect our diversified business model, the benefits of our conservative credit culture and our continuing focus on operating efficiency,” stated Mark Mason, HomeStreet’s Chairman, Chief Executive Officer and President. “Expected decreases in our single family mortgage revenues due to declining refinancing activity were mitigated by decreases in our noninterest expenses. As anticipated, our single family mortgage banking revenue has declined to near normal levels with refinancing activity still slightly elevated. For the second consecutive quarter our mortgage banking revenue comprised only 17% of total revenue and less than 8% of our net income. Additionally, while we continued to benefit from the Paycheck Protection Program (“PPP”) loan forgiveness, our underlying net interest margin has remained stable. Going forward, we expect strong loan production will drive loan portfolio growth and increasing levels of net interest income and we anticipate increasing revenues to largely fall to the bottom line as a result of the operating leverage we have created through our recent efficiency improvement initiatives.”

Operating Results
                  Third quarter compared to second quarter 2021

•Net income: $27.2 million compared with $29.2 million
•Earnings per fully diluted share: $1.31 compared to $1.37
•Net interest margin: 3.42%, compared to 3.45%
•ROE: 14.8% compared to 16.3%
•ROTCE: 15.6% compared to 17.2%
•Return on average assets: 1.48% compared to 1.59%
•Efficiency ratio: 62.8% unchanged

Financial Position
                    Third quarter compared to second quarter 2021
•Loan portfolio originations: $804 million
•Single family loans held for sale originations: $414 million, a 26% decrease
•Commercial and consumer noninterest-bearing deposits increased 9%
•Period ending cost of deposits: 0.15%, compared to 0.16%
•Book value per share: $34.74, compared to $34.09
•Tangible book value per share: $33.18, compared to $32.53

“Loan origination levels remained strong with $804 million of originations in the current quarter,” added Mr. Mason. “Excluding the impact of the PPP loans, and despite continuing high levels of prepayments, our total loans grew at an annualized rate of 19% during the third quarter and 9% during the first nine months of 2021. Last quarter we disclosed that we were evaluating the use of securitizations as a tool to enable us to originate multifamily permanent loans to our full potential, uncap individual borrower lending limits, improve our capital efficiency and retain the servicing on these loans and that we planned on completing our first securitization this year. While we continue to evaluate the use of securitizations, we have instead agreed to execute a whole loan sale in the fourth quarter due to extremely favorable prices available in the secondary market today. In addition, total deposits increased by 4% during the third quarter and noninterest bearing deposits increased to 27% of total deposits. During the third quarter, we recognized a $5 million recovery of pandemic related allowance for credit losses. As we continue to have more clarity of the minimal impact COVID is having on our loan portfolio, and with projected improvements in our economies, we expect to recover additional amounts of our allowance for credit losses in future periods.”

Other	•Repurchased a total of 372,622 shares of our common stock at an average price of $40.26 per share during the third quarter •Declared and paid a cash dividend of $0.25 per share in the quarter

Mr. Mason concluded “We continued our stock repurchase program during the third quarter and since the beginning of 2021 we have repurchased 7% of our outstanding common stock. We anticipate continuing to efficiently retain capital for growth and while returning excess capital to shareholders."

Conference Call
HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, October 26, 2021 at 1:00 p.m. ET. Mark K. Mason, CEO and President, and John M. Michel, CFO, will discuss third quarter 2021 results and provide an update on recent events. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/sreg/10160178/ed40d1ac7a or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada and 1-412-317-1075 internationally) shortly before 1:00 p.m. ET.
A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10160178.

About HomeStreet

HomeStreet, Inc. (Nasdaq:HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter Ended
(in thousands, except per share data and FTE data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Select Income Statement Data:
Net interest income	$57,484	$57,972	$54,517	$56,048	$55,684
Provision for credit losses	(5,000)	(4,000)	—	—	—
Noninterest income	24,298	28,224	38,833	43,977	36,155
Noninterest expense	51,949	52,815	56,608	64,770	58,057
Income:
Before income taxes	34,833	37,381	36,742	35,255	33,782
Total	27,170	29,157	29,663	27,598	26,349
Net income per share - diluted	1.31	1.37	1.35	1.25	1.15
Core net income: (1)
Total	27,170	29,157	29,663	32,384	28,187
Net income per share - diluted	1.31	1.37	1.35	1.47	1.23

Selected Performance Ratios:
Return on average equity - annualized	14.8%	16.3%	16.4%	15.3%	14.6%
Return on average tangible equity - annualized: (1)
Net income	15.6%	17.2%	17.3%	16.2%	15.5%
Core (1)	15.6%	17.2%	17.3%	19.0%	16.6%
Return on average assets - annualized:
Net income	1.48%	1.59%	1.65%	1.47%	1.40%
Core (1)	1.48%	1.59%	1.65%	1.73%	1.50%

Efficiency ratio (1)	62.8%	62.8%	60.0%	56.1%	59.9%
Net interest margin	3.42%	3.45%	3.29%	3.26%	3.20%

Other data:
Full-time equivalent employees ("FTE")	983	997	1,013	1,013	999

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	As of:
(in thousands, except share and per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Selected Balance Sheet Data:
Loans held for sale	$395,112	$225,241	$390,223	$361,932	$421,737
Loans held for investment, net	5,299,741	5,332,626	5,227,727	5,179,886	5,229,477
Allowance for credit losses ("ACL")	54,516	59,897	64,047	64,294	64,892
Investment securities	983,038	1,007,658	1,049,105	1,076,364	1,111,468
Total assets	7,372,451	7,167,951	7,265,191	7,237,091	7,409,641
Deposits	6,359,660	6,086,527	6,131,233	5,821,559	5,815,690
Borrowings	—	50,000	84,500	322,800	514,590
Long-term debt	125,979	125,932	125,885	125,838	125,791
Total shareholders' equity	710,376	708,731	701,463	717,750	696,306
Other Data:
Book value per share	$34.74	$34.09	$32.84	$32.93	$31.66
Tangible book value per share (1)	$33.18	$32.53	$31.31	$31.42	$30.15
Equity to assets	9.6%	9.9%	9.7%	9.9%	9.4%
Tangible common equity to tangible assets (1)	9.2%	9.5%	9.2%	9.5%	9.0%
Shares outstanding at end of period	20,446,648	20,791,659	21,360,514	21,796,904	21,994,204
Loans to deposit ratio	90.4%	92.3%	92.7%	96.3%	98.3%
Credit Quality:
ACL to total loans (2)	1.06%	1.18%	1.34%	1.33%	1.33%
ACL to nonaccrual loans	307.8%	287.5%	297.3%	310.3%	307.2%
Nonaccrual loans to total loans	0.33%	0.39%	0.41%	0.40%	0.40%
Nonperforming assets to total assets	0.26%	0.31%	0.32%	0.31%	0.30%
Nonperforming assets	$19,196	$22,319	$23,025	$22,097	$22,084
Regulatory Capital Ratios:
Bank
Tier 1 leverage ratio	10.17%	9.95%	10.01%	9.79%	9.40%
Total risk-based capital	13.71%	14.36%	14.84%	14.76%	13.95%
Company
Tier 1 leverage ratio	10.00%	9.78%	9.83%	9.65%	9.34%
Total risk-based capital	13.01%	13.59%	14.05%	14.00%	13.33%

(1)For additional information on these non-GAAP financial measures and for corresponding reconciliations to GAAP financial measures, see Non-GAAP Financial Measures in this earnings release.
(2)The reserve rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA, including Paycheck Protection Program ("PPP") loan balances.

HomeStreet, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2021	December 31, 2020

ASSETS
Cash and cash equivalents	$218,662	$58,049
Investment securities	983,038	1,076,364
Loans held for sale	395,112	361,932
Loans held for investment, (net of allowance for credit losses of $54,516 and $64,294)	5,299,741	5,179,886
Mortgage servicing rights	100,831	85,740
Premises and equipment, net	58,449	65,102
Other real estate owned	1,484	1,375
Goodwill and other intangibles	32,002	32,880
Other assets	283,132	375,763
Total assets	$7,372,451	$7,237,091
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$6,359,660	$5,821,559
Borrowings	—	322,800
Long-term debt	125,979	125,838
Accounts payable and other liabilities	176,436	249,144
Total liabilities	6,662,075	6,519,341
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized
20,446,648 and 21,796,904 shares issued and outstanding	256,081	278,505
Retained earnings	432,202	403,888
Accumulated other comprehensive income	22,093	35,357
Total shareholders' equity	710,376	717,750
Total liabilities and shareholders' equity	$7,372,451	$7,237,091

HomeStreet, Inc. and Subsidiaries
Consolidated Income Statements

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Interest income:
Loans	$56,117	$57,538	$166,763	$172,275
Investment securities	5,130	5,667	16,091	16,053
Cash, Fed Funds and other	141	532	472	960
Total interest income	61,388	63,737	183,326	189,288
Interest expense:
Deposits	2,507	5,986	8,930	28,944
Borrowings	1,397	2,067	4,423	7,730
Total interest expense	3,904	8,053	13,353	36,674
Net interest income	57,484	55,684	169,973	152,614
Provision for credit losses	(5,000)	—	(9,000)	20,469
Net interest income after provision for credit losses	62,484	55,684	178,973	132,145
Noninterest income:
Net gain on loan origination and sale activities	17,509	33,130	72,239	85,698
Loan servicing income (loss)	2,014	(1,582)	4,693	6,921
Deposit fees	2,091	1,769	5,912	5,225
Other	2,684	2,838	8,511	7,543
Total noninterest income	24,298	36,155	91,355	105,387
Noninterest expense:
Compensation and benefits	31,175	34,570	101,388	101,429
Information services	6,902	7,401	20,635	22,330
Occupancy	5,705	8,354	18,170	23,082
General, administrative and other	8,167	7,732	21,179	24,052
Total noninterest expense	51,949	58,057	161,372	170,893
Income before income taxes	34,833	33,782	108,956	66,639
Income tax expense	7,663	7,433	22,966	14,247
Net income	$27,170	$26,349	$85,990	$52,392

Net income per share:
Basic	$1.32	$1.16	$4.08	$2.26
Diluted	$1.31	$1.15	$4.03	$2.24
Weighted average shares outstanding:
Basic	20,613,290	22,665,069	21,099,059	23,226,109
Diluted	20,819,601	22,877,226	21,352,715	23,403,729

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Income Statements

	Quarter Ended
(in thousands, except share and per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Interest income:
Loans	$56,117	$57,078	$53,568	$56,724	$57,538
Investment securities	5,130	5,010	5,951	5,733	5,667
Cash, Fed Funds and other	141	159	172	267	532
Total interest income	61,388	62,247	59,691	62,724	63,737
Interest expense:
Deposits	2,507	2,773	3,650	4,853	5,986
Borrowings	1,397	1,502	1,524	1,823	2,067
Total interest expense	3,904	4,275	5,174	6,676	8,053
Net interest income	57,484	57,972	54,517	56,048	55,684
Provision for credit losses	(5,000)	(4,000)	—	—	—
Net interest income after provision for credit losses	62,484	61,972	54,517	56,048	55,684
Noninterest income:
Net gain on loan origination and sale activities	17,509	21,271	33,459	36,866	33,130
Loan servicing income (loss)	2,014	1,931	748	2,570	(1,582)
Deposit fees	2,091	1,997	1,824	1,858	1,769
Other	2,684	3,025	2,802	2,683	2,838
Total noninterest income	24,298	28,224	38,833	43,977	36,155
Noninterest expense:
Compensation and benefits	31,175	34,378	35,835	35,397	34,570
Information services	6,902	6,949	6,784	7,674	7,401
Occupancy	5,705	5,973	6,492	12,241	8,354
General, administrative and other	8,167	5,515	7,497	9,458	7,732
Total noninterest expense	51,949	52,815	56,608	64,770	58,057
Income before income taxes	34,833	37,381	36,742	35,255	33,782
Income tax expense	7,663	8,224	7,079	7,657	7,433
Net income	$27,170	$29,157	$29,663	$27,598	$26,349

Net income per share:
Basic	$1.32	$1.38	$1.37	$1.27	$1.16
Diluted	$1.31	$1.37	$1.35	$1.25	$1.15
Weighted average shares outstanding:
Basic	20,613,290	21,057,473	21,637,671	21,798,545	22,665,069
Diluted	20,819,601	21,287,974	21,961,828	22,103,902	22,877,226

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields (Taxable-equivalent basis) and Rates

(in thousands, except yield/rate)	Quarter Ended September 30,		Nine Months Ended September 30,
Average Balances:	2021	2020	2021	2020
Investment securities	$994,593	$1,149,196	$1,030,726	$1,082,402
Loans	5,577,149	5,745,653	5,615,624	5,490,900
Total interest earning assets	6,719,258	6,972,626	6,747,322	6,633,203
Deposits: Interest-bearing	4,525,730	4,326,808	4,563,927	4,293,745
Deposits: Non-interest-bearing	1,679,086	1,398,640	1,552,201	1,228,295
Borrowings	32,167	735,493	137,754	648,836
Long-term debt	125,948	125,760	125,902	125,713
Total interest-bearing liabilities	4,683,845	5,188,061	4,827,583	5,068,294

Average Yield/Rate:
Investment securities	2.34%	2.23%	2.34%	2.22%
Loans	3.98%	3.96%	3.95%	4.16%
Total interest earning assets	3.65%	3.66%	3.65%	3.82%
Deposits: Interest-bearing	0.22%	0.55%	0.26%	0.90%
Total deposits	0.16%	0.42%	0.20%	0.70%
Borrowings	0.54%	0.35%	0.33%	0.64%
Long-term debt	4.28%	4.38%	4.31%	4.66%
Total interest-bearing liabilities	0.33%	0.62%	0.37%	0.96%
Net interest rate spread	3.32%	3.04%	3.28%	2.86%
Net interest margin	3.42%	3.20%	3.39%	3.09%

(in thousands, except yield/rate)	Quarter Ended
Average Balances:	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Investment securities	$994,593	$1,032,995	$1,065,423	$1,098,367	$1,149,196
Loans	5,577,149	5,664,187	5,605,868	5,705,512	5,745,653
Total interest earning assets	6,719,258	6,783,707	6,739,335	6,877,872	6,972,626
Deposits: Interest-bearing	4,525,730	4,577,504	4,589,126	4,491,440	4,326,808
Deposits: Noninterest-bearing	1,679,086	1,541,317	1,433,765	1,421,182	1,398,640
Borrowings	32,167	179,543	203,621	471,175	735,493
Long-term debt	125,948	125,901	125,854	125,807	125,760
Total interest-bearing liabilities	4,683,845	4,882,948	4,918,601	5,088,422	5,188,061

Average Yield/Rate:
Investment securities	2.34%	2.20%	2.47%	2.35%	2.23%
Loans	3.98%	4.02%	3.85%	3.93%	3.96%
Total interest earning assets	3.65%	3.70%	3.60%	3.65%	3.66%
Deposits: Interest-bearing	0.22%	0.24%	0.32%	0.43%	0.55%
Total deposits	0.16%	0.18%	0.25%	0.33%	0.42%
Borrowings	0.54%	0.31%	0.32%	0.35%	0.35%
Long-term debt	4.28%	4.31%	4.33%	4.35%	4.38%
Total interest-bearing liabilities	0.33%	0.35%	0.42%	0.52%	0.62%
Net interest rate spread	3.32%	3.35%	3.18%	3.13%	3.04%
Net interest margin	3.42%	3.45%	3.29%	3.26%	3.20%

Results of Operations

Non-core Amounts

During the first nine months of 2020, non-core items included $5.7 million of charges related to our efficiency improvement initiatives including the restructuring of our facilities. We had no similar charges in the nine months ended September 30, 2021.

Third Quarter of 2021 Compared to the Second Quarter of 2021

Our net income and income before taxes were $27.2 million and $34.8 million, respectively, in the third quarter of 2021, as compared to $29.2 million and $37.4 million, respectively, in the second quarter of 2021. The $2.5 million decrease in income before taxes was due to lower net interest income and lower noninterest income, which was partially offset by a higher recovery of our allowance for credit losses and lower noninterest expenses.

Our effective tax rate was 22.0% in both the second and third quarter of 2021 as compared to a statutory rate of 23.5%. Our effective tax rate was lower than our statutory rate due to the benefits of tax advantaged investments.

Net interest income was lower in the third quarter of 2021 as compared to the second quarter of 2021 primarily due to a $1.7 million decrease in interest income derived from Paycheck Protection Program (“PPP”) loans. This was partially offset by higher levels of non-PPP loans. Excluding the impact of PPP loans, our net interest margin in the third quarter of 2021 was consistent with our net interest margin in the second quarter of 2021.

As a result of the continued favorable performance of our loan portfolio, a stable low level of nonperforming assets and an improved outlook of the estimated impact of COVID-19 on our loan portfolio, we recorded a $5 million recovery of our allowance for credit losses in the third quarter of 2021, as compared to a $4 million recovery of our allowance for credit losses in the second quarter of 2021.

The decrease in noninterest income in the third quarter of 2021 as compared to the second quarter of 2021 was due to a $3.8 million decrease in gain on loan origination and sale activities. The decrease in gain on loan origination and sale activities was primarily due to a lower volume of single family rate locks and lower levels of CRE loans sold in the third quarter of 2021 as compared to the second quarter of 2021.

The $0.9 million decrease in noninterest expense in the third quarter of 2021 as compared to the second quarter of 2021 was primarily due to lower compensation and benefits costs partially offset by higher general, administrative and other costs. The reduction in compensation and benefit costs was due to reductions in commission expense related to lower levels of loans closed for our single family mortgage operations and lower benefit costs due to third quarter seasonality. General, administrative and other costs increased due to a $1.9 million reimbursement of legal costs received from our insurance carrier in the second quarter of 2021 and higher marketing costs.

Nine Months Ended September 30, 2021 Compared to the Nine Months Ended September 30, 2020

Our net income and income before taxes were $86.0 million and $109.0 million, respectively, in the nine months ended September 30, 2021, as compared to $52.4 million and $66.6 million, respectively, in the nine months ended September 30, 2020. The $42.3 million increase in income before taxes was due to higher net interest income, lower provision for credit losses and lower noninterest expense, partially offset by lower noninterest income.
Our effective tax rate during the nine months ended September 30, 2021 was 21.1% as compared to 21.4% in the nine months ended September 30, 2020 and a statutory rate of 23.5%. Our effective tax rate was lower than our statutory rate due primarily to the benefits of tax advantaged investments.

Net interest income was higher in the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 due to a $114 million increase in interest earning assets and an increase in our net interest margin from 3.09% in the nine months ended September 30, 2020 to 3.39% in the nine months ended September 30, 2021. The increase in interest earning assets was due to an increase in total loans. The increase in our net interest margin was due to a 42 basis point increase in our net interest rate spread as decreases in the rates paid on interest bearing liabilities were greater than the decreases in yields on our interest earning assets. The 17 basis point decrease in yield on interest earning assets was due to the origination of loans and purchases of securities at current market rates which were below our portfolio rates, the repricing down of variable rate loans and the prepayment and paydown of higher yielding loans and investments in our portfolios. Our cost of interest-bearing liabilities decreased from 0.96% in the nine months ended September 30, 2020 to 0.37% in the nine months ended September 30, 2021 due to a decrease in market interest rates which allowed us to reprice our deposits and borrowings at lower rates.

As a result of the favorable performance of our loan portfolio, a stable low level of nonperforming assets and an improved outlook of the estimated impact of COVID-19 on our loan portfolio, we recorded a $9 million recovery of our allowance for credit losses in the nine months ended September 30, 2021. Due to adverse economic conditions related to the COVID-19 pandemic, in the nine months ended September 30, 2020 we recorded a $20.5 million provision for credit losses as an estimate of the potential adverse impact of those conditions on our loan portfolio.

The decrease in noninterest income for the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was due to a decrease in gain on loan origination and sale activities and loan servicing income. The $13.5 million decrease in gain on loan origination and sale activities was due to a
$17.5 million decrease in single family gain on loan origination and sale activities which was partially offset by a $4.0 million increase in commercial real estate (“CRE”) and commercial gain on loan origination and sale activities. The decrease in single family gain on loan origination and sale activities was due primarily to a 22% decrease in rate locks. The increase in CRE and commercial gain on loan origination and sale activities was due to a 44% increase in the realized gain on sale which was partially offset by a 7% decrease in the volume of loans sold. The $2.2 million decrease in loan servicing income was due to a $5.6 million decrease in single family servicing income which was partially offset by a $3.4 million increase in commercial loan servicing income. The decrease in single family servicing income was due primarily to increased amortization of single family MSRs due to higher levels of prepayments and a $0.9 million decrease in risk management results. The increase in commercial loan servicing income was primarily due to higher levels of prepayment fees.

The $9.5 million decrease in noninterest expense in the nine months ended September 30, 2021 as compared to the nine months ended September 30, 2020 was due to lower information services expense, occupancy expense and general, administrative and other expenses. The $1.7 million decrease in information services costs is primarily due to lower core processing costs related to a renegotiation of our contract. The $4.9 million decrease in occupancy expenses was primarily due to $4.4 million of impairments related to ongoing restructuring of our facilities recognized in the nine months ended September 30, 2020, with no similar charges in 2021. The $2.9 million decrease in general, administrative and other costs is due to a $1.9 million reimbursement of legal costs received from our insurance carrier in the second quarter of 2021 and $1.0 million of charges incurred in 2020 related to our efficiency improvement initiatives, which were partially offset by a $0.6 million increase in marketing costs.

Financial Position

During the nine months ended September 30, 2021, total assets increased by $135 million due to a $120 million increase in loans held for investment and a $161 million increase in cash, partially offset by decreases in investments and other assets. Loans held for investment increased due to $2.5 billion of originations, which were partially offset by prepayments and scheduled payments of $2.0 billion and transfer of loans to loans held for sale of $391 million. Total liabilities increased primarily due to a $538 million increase in deposits, partially offset by a $323 million decrease in borrowings. The decrease in borrowings reflect the reduced need of wholesale funding resulting from the increase in deposits. The growth in deposits was due to new customers and increases in existing customer balances.

Loans Held for Investment

(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Commercial real estate loans
Non-owner occupied commercial real estate	$754,031	$761,754	$766,002	$829,538	$847,079
Multifamily	2,090,156	1,966,995	1,521,349	1,428,092	1,327,156
Construction/land development	514,322	484,282	532,202	553,695	590,707
Total commercial real estate loans	3,358,509	3,213,031	2,819,553	2,811,325	2,764,942
Commercial and industrial loans
Owner occupied commercial real estate	450,350	457,504	473,273	467,256	462,613
Commercial business	435,756	575,122	757,231	645,723	683,917
Total commercial and industrial loans	886,106	1,032,626	1,230,504	1,112,979	1,146,530
Consumer loans
Single family (1)	793,927	812,287	875,417	915,123	936,774
Home equity and other	315,715	334,579	366,300	404,753	446,123
Total consumer loans	1,109,642	1,146,866	1,241,717	1,319,876	1,382,897
Total	5,354,257	5,392,523	5,291,774	5,244,180	5,294,369
Allowance for credit losses	(54,516)	(59,897)	(64,047)	(64,294)	(64,892)
Net	$5,299,741	$5,332,626	$5,227,727	$5,179,886	$5,229,477
(1)Includes $4.5 million, $5.2 million, $4.3 million, $7.1 million and $7.6 million of single family loans that are carried at fair value at September 30, 2021, June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020, respectively.

Loan Roll-forward

(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Loans - beginning balance	$5,392,523	$5,291,774	$5,244,180	$5,294,369	$5,432,278
Originations and advances	804,307	911,630	768,787	734,029	612,091
Transfers (to) from loans held for sale	(261,697)	1,394	(130,218)	(157,315)	(295,868)
Payoffs, paydowns and other	(580,754)	(812,261)	(590,897)	(626,436)	(453,657)
Charge-offs and transfers to OREO	(122)	(14)	(78)	(467)	(475)
Loans - ending balance	$5,354,257	$5,392,523	$5,291,774	$5,244,180	$5,294,369

Loan Originations and Advances

(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Commercial real estate loans
Non-owner occupied commercial real estate	$30,065	$14,308	$8,404	$18,233	$23,183
Multifamily	408,353	513,620	282,795	353,802	272,460
Construction/land development	191,774	183,571	165,631	171,822	153,222
Total commercial real estate loans	630,192	711,499	456,830	543,857	448,865
Commercial and industrial loans
Owner occupied commercial real estate	11,879	8,709	33,155	20,968	15,192
Commercial business	38,157	83,053	163,525	41,357	34,956
Total commercial and industrial loans	50,036	91,762	196,680	62,325	50,148
Consumer loans
Single family	93,602	78,182	95,544	103,016	83,805
Home equity and other	30,477	30,187	19,733	24,831	29,273
Total consumer loans	124,079	108,369	115,277	127,847	113,078
Total	$804,307	$911,630	$768,787	$734,029	$612,091

Credit Quality
As of September 30, 2021, our ratio of nonperforming assets to total assets remained low at 0.26%, while our ratio of total loans delinquent over 30 days to total loans was 0.54%.

Delinquencies

	Past Due and Still Accruing
(in thousands)	30-59 days	60-89 days	90 days or more (1)	Nonaccrual	Total past due and nonaccrual (2)	Current	Total loans

September 30, 2021
Total loans held for investment	$1,554	$1,202	$8,361	$17,712	$28,829	$5,325,428	$5,354,257
%	0.03%	0.02%	0.16%	0.33%	0.54%	99.46%	100.00%

June 30, 2021
Total loans held for investment	$1,467	$803	$9,731	$20,835	$32,836	$5,359,687	$5,392,523
%	0.03%	0.01%	0.18%	0.39%	0.61%	99.39%	100.00%

(1) FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.
(2) Includes loans whose repayments are insured by the FHA or guaranteed by the VA or SBA of $10.8 million and $13.3 million at September 30, 2021 and June 30, 2021, respectively.

Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Allowance for credit losses
Beginning balance	$59,897	$64,047	$64,294	$64,892	$65,000
Provision for credit losses	(5,348)	(4,145)	(371)	210	273
Recoveries (charge-offs), net	(33)	(5)	124	(808)	(381)
Ending balance	$54,516	$59,897	$64,047	$64,294	$64,892

Allowance for unfunded commitments:
Beginning balance	$2,104	$1,959	$1,588	$1,798	$2,071
Provision for credit losses	348	145	371	(210)	(273)
Ending balance	$2,452	$2,104	$1,959	$1,588	$1,798

Provision for credit losses:
Allowance for credit losses - loans	$(5,348)	$(4,145)	$(371)	$210	$273
Allowance for unfunded commitments	348	145	371	(210)	(273)
Total	$(5,000)	$(4,000)	$—	$—	$—

Allocation of Allowance for Credit Losses by Product Type

(in thousands)	September 30, 2021		June 30, 2021		December 31, 2020
Allowance for credit losses	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)

Non-owner occupied commercial real estate	$9,636	1.28%	$9,077	1.19%	$8,845	1.07%
Multifamily	5,457	0.26%	7,245	0.37%	6,072	0.43%
Construction/land development
Multifamily construction	1,044	2.08%	500	1.15%	4,903	4.25%
Commercial real estate construction	351	1.96%	2,022	6.75%	1,670	6.12%
Single family construction	6,291	2.07%	5,653	2.05%	5,130	1.98%
Single family construction to perm	1,062	0.74%	1,047	0.78%	1,315	0.87%
Total commercial real estate loans	23,841	0.71%	25,544	0.80%	27,935	0.99%
Owner occupied commercial real estate	5,285	1.18%	5,518	1.21%	4,994	1.08%
Commercial business	14,473	4.08%	15,874	4.36%	17,043	4.72%
Total commercial and industrial	19,758	2.46%	21,392	2.61%	22,037	2.67%
Single family	5,757	0.85%	7,163	1.02%	6,906	0.85%
Home equity and other	5,160	1.63%	5,798	1.74%	7,416	1.83%
Total consumer	10,917	1.10%	12,961	1.25%	14,322	1.18%
Total	$54,516	1.06%	$59,897	1.18%	$64,294	1.33%

(1) The ACL rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA, including PPP loans.

Production Volumes for Sale to the Secondary Market

	Quarter Ended
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Loan originations
Single family loans	$414,102	$562,804	$623,889	$628,762	$573,065
Commercial and industrial and CRE loans	34,464	42,435	113,304	162,898	116,496
Loans sold
Single family loans	469,090	627,282	573,040	592,661	686,280
Commercial and industrial and CRE loans (1)	69,810	138,421	257,717	406,717	170,980
Net gain on loan origination and sale activities
Single family loans	14,249	15,836	26,187	27,044	27,632
Commercial and industrial and CRE loans (1)	3,260	5,435	7,272	9,822	5,498
Total	$17,509	$21,271	$33,459	$36,866	$33,130
(1) May include loans originated as held for investment.

Loan Servicing Income

	Quarter Ended
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Single family servicing income, net:
Servicing fees and other	$3,878	$3,975	$3,935	$4,120	$4,124
Changes - amortization (1)	(4,579)	(5,181)	(5,693)	(5,508)	(4,401)
Net	(701)	(1,206)	(1,758)	(1,388)	(277)
Risk management, single family MSRs:
Changes in fair value due to assumptions (2)	747	(5,024)	11,463	2,015	(2,960)
Net gain (loss) from derivatives hedging	(293)	5,024	(12,591)	(1,328)	(91)
Subtotal	454	—	(1,128)	687	(3,051)
Single family servicing income (loss)	(247)	(1,206)	(2,886)	(701)	(3,328)
Commercial loan servicing income:
Servicing fees and other	4,019	5,270	4,978	4,844	3,096
Amortization of capitalized MSRs	(1,758)	(2,133)	(1,344)	(1,573)	(1,350)
Total	2,261	3,137	3,634	3,271	1,746
Total loan servicing income (loss)	$2,014	$1,931	$748	$2,570	$(1,582)

(1)Represents changes due to collection/realization of expected cash flows and curtailments.
(2)Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Single Family MSRs
Beginning balance	$59,872	$62,352	$49,966	$47,018	$47,804
Additions and amortization:
Originations	5,166	7,725	6,616	6,482	6,569
Changes - amortization (1)	(4,579)	(5,181)	(5,693)	(5,508)	(4,401)
Net additions and amortization	587	2,544	923	974	2,168
Change in fair value due to assumptions (2)	747	(5,024)	11,463	1,974	(2,954)
Ending balance	$61,206	$59,872	$62,352	$49,966	$47,018
Ratio to related loans serviced for others	1.09%	1.05%	1.10%	0.85%	0.76%

Multifamily and SBA MSRs
Beginning balance	$39,113	$39,626	$35,774	$31,806	30,583
Originations	2,270	1,620	5,196	5,458	2,524
Amortization	(1,758)	(2,133)	(1,344)	(1,490)	(1,301)
Ending balance	$39,625	$39,113	$39,626	$35,774	$31,806
Ratio to related loans serviced for others	1.92%	1.92%	2.02%	1.99%	1.93%

(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Deposits

(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Deposits by Product:
Noninterest-bearing accounts - checking and savings	$1,479,491	$1,316,698	$1,190,953	$1,092,735	$1,022,786
Interest-bearing transaction and savings deposits:
Interest-bearing demand deposit accounts	555,716	557,677	557,900	484,265	545,890
Statement savings accounts due on demand	305,395	293,563	287,028	264,024	258,727
Money market accounts due on demand	2,796,524	2,650,564	2,665,875	2,596,453	2,512,440
Total interest-bearing transaction and savings deposits	3,657,635	3,501,804	3,510,803	3,344,742	3,317,057
Total transaction and savings deposits	5,137,126	4,818,502	4,701,756	4,437,477	4,339,843
Certificates of deposit	995,475	1,022,967	1,178,714	1,139,807	1,174,839
Noninterest-bearing accounts - other	227,059	245,058	250,763	244,275	301,008
Total deposits	$6,359,660	$6,086,527	$6,131,233	$5,821,559	$5,815,690

Percent of total deposits:
Noninterest-bearing accounts - checking and savings	23.3%	21.6%	19.4%	18.8%	17.6%
Interest-bearing transaction and savings deposits:
Interest-bearing demand deposit accounts	8.7%	9.2%	9.1%	8.3%	9.4%
Statement savings accounts, due on demand	4.8%	4.8%	4.7%	4.5%	4.4%
Money market accounts, due on demand	44.0%	43.5%	43.5%	44.6%	43.2%
Total interest-bearing transaction and savings deposits	57.5%	57.5%	57.3%	57.4%	57.0%
Total transaction and savings deposits	80.8%	79.1%	76.7%	76.2%	74.6%
Certificates of deposit	15.7%	16.8%	19.2%	19.6%	20.2%
Noninterest-bearing accounts - other	3.5%	4.1%	4.1%	4.2%	5.2%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance. These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirement.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. However, these non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure.

In this press release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which excluded intangible assets from the calculation of capital ratios; (ii) core earnings which exclude certain charges primarily related to our discontinued operations and restructuring activities as we believe this measure is a better comparison to be used for projecting future results; and (iii) an efficiency ratio which is the ratio of noninterest expenses to the sum of net interest income and noninterest income, excluding certain items of income or expense and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expenses impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures:

	As of or for the Quarter Ended
(in thousands, except share and per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Tangible book value per share
Shareholders' equity	$710,376	$708,731	$701,463	$717,750	$696,306
Less: Goodwill and other intangibles	(32,002)	(32,295)	(32,587)	(32,880)	(33,222)
Tangible shareholders' equity	$678,374	$676,436	$668,876	$684,870	$663,084

Common shares outstanding	20,446,648	20,791,659	21,360,514	21,796,904	21,994,204

Computed amount	$33.18	$32.53	$31.31	$31.42	$30.15

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$678,374	$676,436	$668,876	$684,870	$663,084
Tangible assets
Total assets	$7,372,451	$7,167,951	$7,265,191	$7,237,091	$7,409,641
Less: Goodwill and other intangibles	(32,002)	(32,295)	(32,587)	(32,880)	(33,222)
Net	$7,340,449	$7,135,656	$7,232,604	$7,204,211	$7,376,419

Ratio	9.2%	9.5%	9.2%	9.5%	9.0%

Core net income
Net income	$27,170	$29,157	$29,663	$27,598	$26,349
Adjustments (tax effected)
Restructuring related charges	—	—	—	4,786	1,838
Total	$27,170	$29,157	$29,663	$32,384	$28,187

Return on average tangible equity (annualized)
Average shareholders' equity	$726,823	$718,838	$731,719	$717,666	$716,899
Less: Average goodwill and other intangibles	(32,195)	(32,487)	(32,777)	(33,103)	(33,447)
Average tangible equity	$694,628	$686,351	$698,942	$684,563	$683,452

Net income	$27,170	$29,157	$29,663	$27,598	$26,349
Adjustments (tax effected)
Amortization of core deposit intangibles	229	229	236	267	266
Tangible income applicable to shareholders	$27,399	$29,386	$29,899	$27,865	$26,615

Ratio	15.6%	17.2%	17.3%	16.2%	15.5%

Return on average tangible equity (annualized) - Core
Average tangible equity (per above)	$694,628	$686,351	$698,942	$684,563	$683,452

Core net income (per above)	$27,170	$29,157	$29,663	$32,384	$28,187
Adjustments (tax effected)
Amortization of core deposit intangibles	229	229	236	267	266
Tangible core income applicable to shareholders	$27,399	$29,386	$29,899	$32,651	$28,453

Ratio	15.6%	17.2%	17.3%	19.0%	16.6%

	As of or for the Quarter Ended
(in thousands, except share and per share data)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Return on average assets (annualized) - Core
Average assets	$7,264,933	$7,342,275	$7,310,408	$7,463,702	$7,499,809
Core net income (per above)	27,170	29,157	29,663	32,384	28,187

Ratio	1.48%	1.59%	1.65%	1.73%	1.50%

Efficiency ratio
Noninterest expense
Total	$51,949	$52,815	$56,608	$64,770	$58,057
Adjustments:
Restructuring related charges	—	—	—	(6,112)	(2,357)
Legal fees recovery	—	1,900	—	—	—
Prepayment fee on FHLB advances	—	—	—	(1,492)	—
State of Washington taxes	(578)	(602)	(579)	(1,056)	(677)
Adjusted total	$51,371	$54,113	$56,029	$56,110	$55,023

Total revenues
Net interest income	$57,484	$57,972	$54,517	$56,048	$55,684
Noninterest income	24,298	28,224	38,833	43,977	36,155
Adjusted total	$81,782	$86,196	$93,350	$100,025	$91,839

Ratio	62.8%	62.8%	60.0%	56.1%	59.9%

Core diluted earnings per share
Core net income (per above)	$27,170	$29,157	$29,663	$32,384	$28,187
Fully diluted shares	20,819,601	21,287,974	21,961,828	22,103,902	22,877,226

Ratio	$1.31	$1.37	$1.35	$1.47	$1.23

Effective tax rate used in computations above	22.0%	22.0%	19.3%	21.7%	22.0%

Forward-Looking Statements

This press release contains forward-looking statements concerning HomeStreet, Inc. (and any consolidated subsidiaries of HomeStreet, Inc.) and its operations, performance and financial condition, as well as plans and expectations for future actions and events. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include our expectations about future performance and financial condition, long term value creation, capital management, reduction in volatility, reliability of earnings, provisions and allowances for credit losses, cost reduction initiatives, performance of our continued operations relative to our past operations, and restructuring activities. When used in this press release, the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond management's control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that actual results may differ materially from those expressed in, or implied or projected by, such forward-looking statements. Among other things, we face limitations and risks associated with the ongoing impacts of COVID-19 and the extent to which it has impacted and will continue to impact our communities, business, operations and performance, which could have a negative impact on our credit portfolio, borrowers, and share price; challenges to our ability to efficiently expand our banking operations, meet our growth targets, maintain our competitive position, generate positive net income and cash flow and return capital to our shareholders; the possibility that the results of our efficiency improvement initiatives and recent restructuring may fall short of our financial and operational expectations; adverse impacts to our business of reducing the size of our operations; changes in general political and economic conditions that impact our markets and our business; actions by our regulators that affect monetary and fiscal policy; regulatory and legislative actions that may increase capital requirements or otherwise constrain our ability to do business; our ability to maintain electronic and physical security of our customer data and our information systems; our ability to maintain compliance with current and evolving laws and regulations; our ability to attract and retain key personnel; employee litigation risk arising from current or past operations including but not limited to various restructuring activities undertaken by the Bank in recent years; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to operate our business efficiently in a time of lower revenues and increases in the competition in our industry and across our markets; increases in competition; unfavorable changes in general economic conditions; the ability of our customers to meet their debt obligations; consumer confidence and spending habits either nationally or in the regional and local market areas in which we do business; and the extent of our success in resolving problem assets. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards. A discussion of the factors that may pose a risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the Securities and Exchange Commission. We strongly recommend readers review those disclosures in conjunction with the discussions herein.